EXHIBIT 8.1

List of Subsidiaries

Name	Jurisdiction of Incorporation	Ownership Interest
Compañía Minera Mexicana de Avino, S.A. de C.V. Promotora Avino S.A. De C.V. Oniva Silver and Gold Mines S.A. de C.V.	Mexico Mexico Mexico	99.28% 79.09% 100%